Exhibit 10.6

                    STOCK SUBSCRIPTION AND PURCHASE AGREEMENT

      THIS STOCK SUBSCRIPTION AND PURCHASE AGREEMENT (this "Agreement") is made this 11th day of October, 1995 by and among Long Island Physician Holdings Corporation, a New York corporation having an address for the conduct of its business at 275 Broadhollow Road, Melville, New York 11747 ("LIPHC"), Catholic Healthcare Network of Long Island, Inc., a New York not-for-profit corporation having an address for the conduct of its business at Good Samaritan Hospital, 1000 Montauk Highway, West Islip, New York 11795 (CHNLI"), and MDLI Healthcare, Inc., a New York corporation having its principal place of business located at 275 Broadhollow Road, Melville, New York 11747 ("MDLI").

                               W I T N E S S E T H

      WHEREAS, LIPHC and CHNLI have entered into a letter agreement dated June 27, 1995 relating to the formation of MDLI; and

      WHEREAS, LIPHC has caused a certificate of incorporation for MDLI to be filed with the New York Department of State; and

      WHEREAS, in connection with the qualification process, LIPHC has caused to be filed with the New York State Department of Health (the "Department") on behalf of MDLI, an Application for Certification as a Health Maintenance Organization under Article 44 of the New York State Public Health Law (an "HMO"), which application is currently pending before the Department;

      NOW, THEREFORE, in consideration of the representations, warranties, and agreements herein made and on the terms and subject to the conditions herein contained, the Parties hereby agree as follows:

      1. Certain Definitions. As used herein, the following terms shall have the following meanings:

            "Amended By-laws" shall mean the amended By-laws of MDLI in the form of Exhibit 1 (a) to this Agreement.

            "Application for Authority" shall mean MDLI's Application for Authority submitted to the Department for licensing as an HMO.

            "Certificate of Amendment" shall mean an amendment to MDLI's Certificate of Incorporation in the form of Exhibit 1(b) to this Agreement.

            "CHNLI Hospitals" shall mean Good Samaritan Hospital Medical Center, St. Charles Hospital and Rehabilitation Center, Mercy Medical Center and St. Francis Hospital.

            "Service Area" shall mean the geographic area, defined by counties or other geographic subdivisions, identified in the Application for Authority and any subsequent expansion of such area, as approved by the Department.

            "Shareholders Agreement" shall mean a Shareholders Agreement among LIPHC, MDLI and CHNLI in the form of Exhibit l(c) to this Agreement.

            "total reimbursement arrangement" shall mean global reimbursement for hospital and physician services.

      2. Subscription for MDLI Common Stock.

      2.1 On the terms and subject to the conditions of this Agreement, MDLI will issue and sell 300 shares of its Class B Common Stock, par value $.001 per share (the "Shares"), to CHNLI, and CHNLI will purchase the Shares, at a price of $10,000 per Share (the "Purchase Price") and for other consideration as set forth in this Agreement.

      2.2 The Purchase Price shall be paid by official bank check payable to MDLI Healthcare, Inc. on the date set for each purchase; provided, however, that there, shall be a grace period for the closing and payment of the Purchase Price of five (5) business days from the date set for the closing.

      3. Closings.

      3.1 CHNLI shall purchase the Shares from MDLI at four closings as follows:

            (a) On October _, 1995, CHNLI shall purchase 100 Shares for an aggregate Purchase Price of $1,000,000 (the "Initial Closing");

            (b) On the later to occur of (i) January 1, 1996, or (ii) the date upon which the Department has granted MDLI a license to operate as an HMO, CHNLI shall purchase 100 shares for an aggregate Purchase Price of $1,000,000;

            (c) On July 1, 1996, CHNLI shall purchase 50 Shares for an aggregate Purchase Price of $500,000;

            (d) On  January  1,  1997,  CHNLI  shall  purchase  50 Shares for an aggregate Purchase Price of $500,000 (closings (b) through (d) being individually a "Subsequent Closing," and collectively the "Subsequent Closings").

      3.2 The Initial Closing will take place at 10:00 AM local time at the offices of MDLI, and each Subsequent Closing will take place at 10:00 AM local time at the offices of MDLI.

      3.3 If, at any time subsequent to the Initial Closing and prior to a Subsequent Closing, (i) MDLI is required by the New York Department of Insurance to increase its reserve funds, or (ii) MDLI faces a shortage of working capital, then MDLI may accelerate the date of any or all Subsequent Closings by giving written notice (the "Acceleration Notice") to CHNLI at least 90 days prior to the date to which the Subsequent Closing or Subsequent Closings will be accelerated. The Acceleration Notice shall indicate the amount of additional reserve funds or working capital required, whether such acceleration results from a requirement to increase


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

MDLI's reserves or a shortage of working capital, the Subsequent Closing or Subsequent Closings to be accelerated, and the date to which any Subsequent Closing shall be accelerated.

      4. Conditions.

      4.1 The obligation of CHNLI to purchase and pay for the Shares is subject to the satisfaction on or before the Initial Closing of the following condition's (any of which may be waived by CHNLI in its sole discretion):

            (a) each of the representations and warranties of MDLI and LIPHC shall be true and correct in all material respects as of the date of the Initial Closing as though made as of such time and MDLI and LIPHC shall have performed in all material respects each and every covenant contained in this Agreement required to be performed by them at the time of the closing, and MDLI shall have delivered to CHNLI a certificate signed by an appropriate officer of MDLI in the form attached hereto as Exhibit 4.1(a);

            (b) the Certificate of Amendment shall have been duly authorized by all necessary corporate action of MDLI and fixed by the Department of State of the State of New York and, except as consented to by CHNLI in writing, the Certificate of Incorporation of MDLI shall not otherwise have been amended, modified or supplemented in any respect;

            (c) the Amended By-laws shall have been duly authorized by all necessary corporate action of MDLI and, except as consented to by CHNLI in writing, shall not have been amended, modified or supplemented in any respect;

            (d) the Shareholders Agreement shall have been executed by LIPHC and MDLI and delivered to CHNLI;

            (e) CHNLI shall have received from counsel to LIPHC an opinion, dated the date of the closing, substantially in the form of Exhibit 4.1(e) to this Agreement; and

            (f) all corporate and other proceedings taken by LIPHC and MDLI in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to CHNLI and its counsel, and CHNLI shall have received all such certified or other copies of all such documents as CHNLI shall reasonably have requested.

      4.2 The obligation of MDLI to issue and sell the Shares to CHNLI is subject to the satisfaction on or before the Initial Closing of the following conditions (any of which may be waived by MDLI or LIPHC in their sole discretion):

            (a) each of the representations and warranties of CHNLI made in this Agreement shall be true and correct in all material respects as of the date of the Initial Closing as though made as of such time, and CHNLI shall have performed in all material respects each and every covenant contained in this Agreement required to be performed by CHNLI at the time of the Initial Closing, and CHNLI shall have delivered to MDLI and LIPHC a certificate signed by appropriate officer of CHNLI in the form attached hereto as Exhibit 4.2(a);


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

            (b) The Shareholders Agreement shall have been executed by CHNLI and delivered to LIPHC and MDLI;

            (c) MDLI and LIPHC shall have received from counsel to CHNLI opinions, dated the date of the Initial Closing, substantially in the form of
Exhibit 4.2(c) to this Agreement; and,

            (d) all corporate and other proceedings taken by CHNLI in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to MDLI and LIPHC and their counsel, and MDLI and LIPHC shall have received all such certified or other copies of all such documents as MDLI and LIPHC shall have reasonably requested.

      5. Representations and Warranties of MDLI to CHNLI.

      MDLI hereby represents and warrants to CHNLI as follows:

      5.1 Corporate Organization and Authority. MDLI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. MDLI is duly qualified and in good standing as a foreign corporation in all other jurisdictions in which the character of its business or the location of its properties make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), net worth or results of operations of MDLI taken as a whole.

      5.2 Authorization by MDLI. All action on the part of MDLI, its officers and directors for the authorization, execution, delivery and performance of all obligations of MDLI under this Agreement and the Shareholders Agreement have been taken by MDLI, its officers and/or directors, and this Agreement and the Shareholders Agreement, when executed and delivered, and assuming the due execution and delivery hereof by CHNLI and LIPHC, shall constitute legally valid and binding obligations of MDLI, enforceable against MDLI in accordance with their terms, except as such enforcement may be subject to or limited by applicable federal and state bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, in law or in equity.

      5.3  Conflicting  Provisions.  MDLI  is not a  party  to any  contract  or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, properties or condition (financial or other) of MDLI. Subject to approval of the Application for Certification, neither the execution and delivery of this Agreement and the issuance of the Shares nor compliance with the terms and provisions hereof or the Certificate of Amendment will conflict with or result in a breach of the terms, conditions or provisions of, or result in any violation of, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, the Certificate of Incorporation or By-laws of MDLI or (i) any agreement to which it is a party or by which it is bound or
(ii) any order, judgement, decree, statute, law, rule or regulation applicable to MDLI or any of its assets.

      5.4 Capitalization. The authorized capital stock of MDLI consists of 9,000 shares of Common Stock, par value $.001 per share, comprised of 6,000 shares of Class A Common


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

Stock, par value $.001 per share, of which 600 have been duly and validly issued, are fully paid and nonassessable and are owned beneficially and of record by LIPHC, and 3,000 shares of Class B Common Stock, par value $.001 per share, of which no shares are currently outstanding. MDLI does not have any equity interest in or own any, equity securities of any corporation or other entity, whether directly or indirectly. Except for the Shares, there are no shares of capital stock or other equity securities of MDLI outstanding, there are no options, warrants, calls, rights, commitments or agreements of any character to which MDLI is a party or by which it is bound obligating MDLI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or obligating MDLI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

      5.5 Assets of MDLI on the Initial Closing Date. On the Initial Closing date, MDLI shall have received $6,000,000 in payment for the 600 Class A shares of MDLI common stock issued to LIPHC. On the Initial Closing date, except for this Agreement, and that certain Management Services Agreement by and among NextStage Healthcare Management, Inc., MDLI, LIPHC and CHNLI (the "Management Agreement"), MDLI shall not have any material commitments, obligations, liabilities or debts.

      5.6 Status of Shares. The Shares, when sold and delivered by MDLI pursuant to this Agreement will be duly authorized by MDLI, validly issued, fully paid and nonassessable.

      5.7 Litigation; Compliance with Law. There is no suit, action, investigation or proceeding pending, or, to the knowledge of MDLI, threatened against MDLI or its officers or directors which questions the validity of this Agreement, the Shareholders Agreement, the Certificate of Amendment or the Shares or any action to be taken hereto or thereto. There is no suit, action, investigation or proceeding pending or, to the knowledge of MDLI, threatened against MDLI or any of its directors or officers which, if adversely determined, would have, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against MDLI or any of its officers or directors having, or insofar as reasonably can be foreseen, in the future would have, a material adverse effect on the business, properties or condition (financial or other) of MDLI.

      5.8 Actions Prior to the Initial Closing. Except as contemplated by this Agreement, and in preparation of the Application for Authority, including, without limitation the negotiation and approval of the Management Agreement, MDLI has not taken any action or carried on any business prior to the initial Closing.

      5.9 No Brokers or Finders. MDLI has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and no investment banker, broker or finder is owed a fee by MDLI as a result of the transactions contemplated by this Agreement.

      6. Representations and Warranties of LIPHC to CHNLI.

      LIPHC hereby represents and warrants to CHNLI as follows;

      6.1 Corporate Organization and Authority. LIPHC is a corporation duly organized, validly existing, authorized to exercise all of its corporate powers, rights and


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

privileges, and in good standing under the laws of the State of New York, and has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. LIPHC is duly qualified and in good standing as a foreign corporation in all other jurisdictions in which the character of its business or the location of its properties make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), net worth or results of operations of LIPHC taken as a whole.

      6.2 Authorization by LIPHC. All action on the part of LIPHC, its officers and directors for the authorization, execution, delivery and performance of all obligations of LIPHC under this Agreement and the Shareholders Agreement have been taken by LIPHC, its officers and/or directors, and this Agreement and the Shareholders Agreement, when executed and delivered, and assuming the due execution and delivery hereof by CHNLI and MDLI, shall constitute legally valid and binding obligations of LIPHC, enforceable against LIPHC in accordance with their terms, except as such enforcement may be subject to or limited by applicable federal and state bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, in law or in equity.

      6.3 Litigation; Compliance with Law. There is no suit, action, investigation or proceeding pending, or, to the knowledge of LIPHC, threatened against LIPHC or its officers or directors which questions the validity of this Agreement or the Shareholders Agreement or any action to be taken hereto or thereto. There is no suit, action, investigation or proceeding pending or, to the knowledge of LIPHC, threatened against LIPHC or any of its directors or officers which, if adversely determined, would have, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against LIPHC or any of its officers or directors having, or insofar as reasonably can be foreseen, in the future would have, a material adverse effect on the business, properties or condition (financial or other) of LIPHC.

      6.4 No Brokers or Finders. LIPHC has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and no investment banker, broker or finder is owed a fee by LIPHC as a result of the transactions contemplated by this Agreement.

      6.5 Investment in MDLI. On or prior to the Initial Closing, LIPHC has purchased 600 shares of Class A Common Stock of MDLI and has contributed $6,000,000 to the capital of MDLI in payment therefor.

      6.6 Nature of LIPHC. LIPHC is a New York corporation whose shareholders are New York State-licensed healthcare practitioners. Shareholders in LIPHC are not precluded by the Certificate of Incorporation, By-laws or rules of LIPHC from contracting to provide professional services to any health maintenance organization, independent practice association or facility licensed under
Article 28 of the New York Public Health Law.

      7. Representations and Warranties of CHNLI to LIPHC and MDLI.

      CHNLI hereby represents and warrants to LIPHC and MDLI as follows:


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

      7.1 Corporate Organization and Authority. CHNLI is a not-for-profit corporation duly organized, validly existing, authorized to exercise all of its corporate powers, rights and privileges, and in good standing under the laws of the State of New York, and has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. CHNLI is duly qualified and in goodstanding as a foreign corporation in all other jurisdictions in which the character of its business or the location of its properties make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), net worth or results of operations of CHNLI taken as a whole.

      7.2 Authorization. All action on the part of CHNLI, it officers and trustees for the authorization, execution, delivery and performance of all obligations of CHNLI under this Agreement and the Shareholders Agreement have been taken by CHNLI, its officers and/or trustees, and this Agreement and the Shareholders Agreement, when executed and delivered, and the due execution and delivery hereof by LIPHC and MDLI, shall constitute the legally valid and binding obligation of CHNLI, enforceable against CHNLI in accordance with its terms, except as such enforcement may be subject to or limited by applicable federal and state bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, in law or in equity.

      7.3 Investment Representation. The Shares to be acquired by CHNLI hereunder will be acquired for investment purposes only for CHNLI's own account, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), other than for any resale or distribution conducted in compliance with the registration and prospectus delivery requirements thereof, and CHNLI has no present intention of selling, granting any participation in, or otherwise disposing of the same. CHNLI understands and acknowledges that the offering of the MDLI Common Stock pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 3(b) or Section 4(2) of the Securities Act, and that MDLI's reliance upon such exemption is predicated upon CHNLI's representations set forth in this
Agreement. CHNLI (i) or CHNLI and its advisors, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) has the ability to bear the economic risks of its prospective investment; and (iii) is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time.

      7.4 No Brokers or Finders. CHNLI has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and no investment banker, broker or finder is owed a fee by CHNLI as a result of the transactions contemplated by this Agreement.

      8. Covenants. Except as otherwise provided in Section 9 hereof, MDLI and LIPHC, on the one hand, and CHNLI, on the other hand, hereby covenant to and agree with one or another as follows:


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

      8.1 MDLI Board and Committee Representation.

            (a) As soon as practicable, but in any event not later than the date when MDLI is licensed as an HMO, LIPHC shall cause MDLI to establish a Board of Directors consisting of eighteen (18) members, comprised of the following: (i) ten (10) members elected by the holders of the Class A Common Stock (the "Class A Directors"); (ii) four (4) members elected by the holders of the Class B Common Stock (the "Class B Directors"); and (iii) four (4) members elected by the holders of both the Class A Common Stock and the Class B Common Stock, all of whom, within one year after the date MDLI is licensed as an HMO, shall be representatives of enrollees of the health maintenance organization operated by the Company (each, an "Enrollee Representative," and collectively, the "Enrollee Representatives").

            (b) The MDLI board of directors, by resolution adopted by a majority of the entire board, shall designate from among its members a Finance Committee which shall be comprised of three (3) Class B Directors and three (3) Class A Directors (each of whom shall be a physician), a Hospital Selection Committee which shall be comprised of three (3) Class B Directors and three (3) Class A Directors (each of whom shall be a physician), and a Medical Delivery Committee comprised of four (4) Class B Directors, and ten (10) Class A Directors, (four
(4) of whom shall be Primary Care Physicians, four (4) of whom shall be Specialty Care Physicians, one (1) of whom shall be a Dental Healthcare Provider and one (1) of whom shall be a Behavioral Healthcare Provider).

      8.2 Adoption of Certificate of Amendment and Amended By-laws. To the extent permitted by the Department in connection with the licensing of MDLI as an HMO, prior to the Initial Closing, MDLI shall cause the Certificate of Amendment to be filed by the Secretary of State of the State of New York, and the Amended By-laws to be adopted and maintained as the official By-laws of MDLI, until such documents are amended in accordance with their terms.

      8.3 Application for Authority. MDLI and LIPHC shall use their best efforts to cause the Department to approve the Application for Authority. CHNLI agrees to use it best efforts to assist MDLI and LIPHC, and to cause the CHNLI Hospitals to assist MDLI and CHNLI in the efforts made by MDLI and LIPHC to have the Application for Authority approved by the Department.

      8.4 Development and Maintenance of Hospital Network.

            (a) The parties agree to seek and to use their best efforts to obtain Department approval for an independent practice association formed by, affiliated with, or designated by CHNLI (the "Hospital IPA"), which shall be responsible for contracting with hospital providers to provide services to MDLI members within the Service Area, as outlined below, subject to compliance with all applicable laws. In the event that such Hospital IPA is not approved, CHNLI shall be responsible for developing the network of hospitals which will contract with MDLI, according to the principles set forth below.

            (b)  CHNLI or, if  approved,  the  Hospital  IPA shall  develop  the hospital  network  based  upon  assessment  of the  need  to  provide  the  most marketable array of geographically-accessible in-patient and out-patient services to the MDLI member population.


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

CHNLI further agrees that it or, if approved, the Hospital IPA will seek to develop the hospital network from hospitals in the Service Area that provide MDLI members convenient geographic access to necessary services (including specialized services) and that maintain affiliations with MDLI participating healthcare providers. In furtherance of these objectives, the parties contemplate that CHNLI or, if approved, the Hospital IPA shall seek to develop the hospital network from at least the following hospitals: the CHNLI Hospitals, Long Island Jewish Medical Center, North Shore University Hospital, Glen Cove Community Hospital, Central General Hospital, Huntington Hospital, St. John's Hospital, Mather, Central Suffolk/Eastern Long Island/Southampton, Brookhaven Hospital and the University Hospital at Stony Brook (for tertiary services, only). It is further contemplated and agreed by the parties hereto that certain specific additional services shall be obtained from other hospitals pursuant to contractual arrangements with such hospitals for these specific services. If approved, the Hospital IPA shall, in its discretion and subject to the above criteria, propose to MDLI the network of hospitals which will contract with the Hospital IPA as participating providers, subject to MDLI's approval or disapproval of such network; provided that MDLI shall not add or delete individual hospitals as providers contracting with the Hospital IPA, without the concurrence of CHNLI and the Hospital IPA. If the Hospital IPA is not approved, CHNLI shall, in its discretion and subject to the above criteria, propose to MDLI the network of hospitals which will contract with MDLI as participating providers, subject to MDLI's approval or disapproval of such network; provided that MDLI shall not add or delete individual hospitals as providers contracting with it without the concurrence of CHNLI. If the Hospital IPA is approved, MDLI shall negotiate the rates to be paid to participating hospitals, subject to such guidelines as may be contained in the risk-sharing arrangement between MDLI and the Hospital IPA, and compliance with all applicable laws.

            (c) The parties hereto acknowledge that Good Samaritan Hospital Medical Center, which is one of the CHNLI Hospitals, is a party to a Consent Decree/Final Judgment with the U.S. Department of Justice in U.S. v. Classic Care Network Inc., and that pursuant to that Final Judgment, Good Samaritan Hospital Medical Center is required to give notice of certain activities to the Justice Department. The parties acknowledge that the Justice Department may review the MDLI hospital network and relationships with respect to compliance with the antitrust laws and may make recommendations with respect thereto, and the parties agree to comply with any such recommendations. The parties hereto further acknowledge that the Department may, from time to time, review MDLI's hospital network, and make recommendations thereto, and the parties hereto agree to comply with any Department requirements.

      8.5 Risk Sharing Arrangement.

            (a) MDLI shall, pursuant to a budget duly adopted by its Board, allocate the premium dollars received from Members between amounts for administrative expenses and reserves on the one hand and amounts to be used to pay for all types of medical expenses on the other hand. Of the total amount MDLI allocates to pay for medical expenses each year, MDLI shall allocate funds ("Percentage of Medical Expense") between a Hospital Pool, a Physician Pool, and a Carve-Out Pool in accordance with Schedule 8.5 attached hereto. MDLI further agrees to allocate the Hospital Pool between two sub-pools, one for all in-patient stays attributable to psychiatric, alcohol and/or substance abuse stays ("Behavioral Health Hospital Pool") and one for all other in-patient, emergency room, ambulatory surgery, and home health stays ("Med-Surg Hospital Pool") in accordance with Schedule 8.5. MDLI agrees that the Percentage of Medical Expense and the Utilization Targets set forth in
Schedule 8.5 with respect to the Hospital Pool and each of its sub-pools shall be the minimum amount it shall allocate to each of these pools, and that it shall fund these pools, at a minimum, according to these amounts.

            (b) The Hospital IPA, if approved, shall be entitled to 1/3 of any surplus in each of the Hospital Sub-pools (i.e., in each of the Med-Surg Hospital Pool and the Behavioral Health Hospital Pool). The Hospital IPA, if approved, shall be responsible for 1/3 of any deficit in excess of 110% of the total deficit in the combined Hospital Pool (i.e. combining the two Hospital Sub-pools and calculating any deficit in the combined Sub-pools). If the Hospital IPA is not approved, each CHNLI Hospital may elect, in its sole discretion, to enter into a risk-sharing arrangement with MDLI in which such CHNLI Hospital would bear 1/3 of the risk of any surplus and 1/3 of the risk of any deficit in excess of 110% of the total deficit in the Combined Hospital Pool in its LDU, and, for any LDU in which a CHNLI Hospital has not agreed to bear risk, MDLI shall bear the same proportion of risk of any surplus or deficit which the Hospital IPA, if approved, would have borne.

            (c) The parties agree that LIPHC or a DOH-approved independent practice association formed by LIPHC or the physicians who sign participating provider agreements with a DOH-approved independent practice association formed by LIPHC shall bear the remainder of the risk of any deficit or surplus in the Hospital Pool in accordance with the terms of Schedule 8.5 as more fully explained below:

                  (i) With respect to the Med-Surg Hospital Pool, MDLI shall divide the Service Area into a series of local delivery units (each such unit within the Service Area, an "LDU"). Each LDU will be its own economic unit, and the method for funding the Med-Surg Hospital Pool in each LDU shall be uniform and shall be in accordance with Schedule 8.5. MDLI participating physicians and' other participating practitioners who participate with Island Practice Association, I.P.A., Inc. ("Island IPA") will each select an LDU (which selection may be based upon traditional referral patterns, as well as office location). The Island IPA participating practitioners who have selected the same LDU and have entered into participating provider agreement agreeing to share risks within their LDU shall be known as "LDU Physicians," and shall agree to share risk within their LDU as set forth in Schedule 8.5. MDLI and LIPHC each agree that either MDLI or Island IPA shall enter into participating provider contracts with each LDU Physician which will obligate each such physician to the risk-sharing arrangement set forth in this Section 8.5 and which shall entitle MDLI or Island IPA to deduct from any funds owed or to be paid to such physician for rendering professional services the amount of any deficit to be allocated to such physician pursuant to this section. The LDU Physicians and Island IPA shall be responsible for all deficits experienced by the LDU Physician's LDU in the Med-Surg Hospital Pool, except as set forth in Section 8.5(b). Downside risk will be minimized by MDLI being responsible for in-patient costs in excess of $50,000 for each patient whose annual in-patient hospital costs are in excess of $50,000 per year. The cost of high risk cases (i.e., organ transplants, extensive burns, HIV) shall be borne by all Nassau/Suffolk County LDUs either through reinsurance or other stop-loss mechanisms funded by MDLI. The LDU Physicians within each LDU shall be entitled to 2/3 of any surplus generated in the Med-Surg Hospital Pool within their LDU.

                  (ii) With respect to the Behavioral Health Hospital Pool, certain MDLI participating physicians and other participating practitioners who participate with the Island Behavioral Health Association I.P.A. ("IBHA") shall be responsible for all deficits experienced by the Behavioral Health Hospital Pool, except as set forth above in Section 8.5(b). Downside risk will be minimized by MDLI being responsible for in-patient behavioral health hospital costs in excess of $50,000 for each patient whose annual in-patient behavioral health hospital costs are in excess of $50,000 per year. MDLI and LIPHC each agree that either MDLI or IBHA shall enter into participating provider contracts with each physician which will obligate each such physician to the risk-sharing arrangement set forth in this Section 8.5 and which shall entitle MDLI, or IBHA, to deduct from any funds owed or to be paid to such physician for rendering professional services the amount of any deficit to be allocated to such physician pursuant to this section. IBHA shall be entitled to 2/3 of any surplus generated in the Behavioral Health Hospital Pool.

            (d) There shall be no allocation of surplus or deficit to the Hospital IPA, if approved, or to a CHNLI Hospital or to MDLI from the Physician Pool or the Carve-Out Pool, including no allocation of surplus or deficit from the provision of dental or chiropractic services.

            (e) MDLI agrees to be responsible for costs in excess of $10,000 per year for each patient whose annual costs for services covered by the Physician Pool exceed $10,000 per year.

      8.6 Management Contracts.

            (a) The parties hereto agree that in the event any management services are needed by the IPA if approved, such IPA shall contract Management, Inc., a Delaware corporation affiliated with LIPHC and CHNLI ("NextStage"); provided that such services are provided by NextStage on terms and conditions that are competitive with other management services providers. The parties hereto agree and acknowledge that certain terms and conditions of any management agreement, including, without limitation, management fees, are governed by regulations promulgated by the Department, and that the final terms and conditions of any management agreement shall be subject to review and comments by the Department.

            (b) In addition to any management agreement between the IPA if approved, and NextStage, MDLI shall enter into an agreement with LIPHC and CHNLI. Pursuant to the terms of this agreement, LIPHC and CHNLI shall perform various specified duties and provide consulting services to MDLI in exchange for a fee equal to one percent (1%) of MDLI premium revenues, once a break-even point has been achieved by MDLI. The fee payable by MSLI shall be allocated between LIPHC and CHNLI at a ratio of two-thirds-to-one-third (2/3: 1/3). For purposes of the foregoing, "break-even" with respect to MDLI shall mean the date on which MDLI has 50,000 HMO enrollees.

      8.7 Exclusivity.

            (a) CHNLI Hospitals shall be engaged by MDLI as the exclusive in-patient provider of available services within each CHNLI Hospital's local service area. The parties hereto agree and acknowledge that the list of the CHNLI Hospitals attached hereto as Schedule

8.7(a) identifies all services available at the respective CHNLI Hospitals for which such hospital shall be the exclusive provider of such in-patient services for MDLI. Schedule 8.7(a)also defines each CHNLI Hospital's local service area.

            (b) In addition to being the exclusive in-patient provider of available services, Mercy Medical Center and St. Charles Hospital shall be engaged by MDLI as the exclusive providers of in-patient rehabilitation services for MDLI members residing within Nassau and Suffolk Counties, New York, respectively; provided that the total reimbursement arrangement for such in-patient rehabilitation services compares favorably with Mercy's or St. Charles' total reimbursement arrangement for comparable services with any HMO certified pursuant to New York State law. This exclusive provision is dependent upon an adequate number of appropriately qualified Mercy and St. Charles physicians agreeing to be MDLI participating providers who can provide such services.

            (c) St. Francis Hospital shall be engaged as the exclusive contract provider of tertiary cardiac services for Nassau and Suffolk Counties, New York (except where performed by other CHNLI Hospitals), including PTCA's and open heart surgery, for MDLI members, provided that St. Francis provides timely access to MDLI members and the total reimbursement arrangement for such services compares favorably with St. Francis' total reimbursement arrangement for comparable services with any HMO certified pursuant to New York State law. With respect to electrophysiology services (EPS), this exclusive provision shall apply only when a participating hospital does not perform said service. This exclusive provision is dependent upon an adequate number of appropriately qualified St. Francis' physicians agreeing to be MDLI participating providers who can provide such services.

            (d) The parties hereto agree that entities owned, managed or otherwise affiliated with either CHNLI (such as Catholic Charities and the Nursing Sisters Home visiting Services) or LIPHC that provide ancillary services shall be engaged by MDLI as the exclusive providers of the respective services provided by such entities in the Service Area, provided that such services are provided on as competitive terms and conditions, including price and quality, to MDLI and its enrollees/subscribers as they could receive from other providers of such care.

            (e) With the exception of St. Francis, CHNLI shall use its best efforts to cause each CHNLI Hospital to extend privileges on a full or qualified basis, to all MDLI providers who seek to have privileges at such hospital and otherwise qualify and meet the standards maintained by such CHNLI Hospital. In accordance with applicable by-laws and medical staff regulations of each CHNLI Hospital, CHNLI Hospitals shall use their best efforts to grant admitting privileges to MDLI providers that, with respect to the coverage and other obligations of the MDLI provider, allow for some reduction or elimination of such obligations where the MDLI provider maintains his or her primary affiliation with another hospital and where the number of patients admitted by such provider to the CHNLI hospital is not large enough to warrant requiring the provider to satisfy all of the otherwise applicable obligations.

            (f) The parties hereto agree that Schedule 8.7(f) attached hereto identifies: (1) all Article 28 and Article 36 services available from respective CHNLI Hospitals for which such hospitals shall be the exclusive provider of such services in the respective local services area for the CHNLI Hospital and (2) all other out-patient services for which CHNLI Hospitals shall be either the exclusive provider of a preferred provider in the respective service area of such hospital, as noted in the attached Schedule 8.7(f).

            (g) For the purposes of the foregoing, "exclusive provider" shall mean that, for the applicable geographic area or treatment specified, MDLI participating physicians shall be required to refer and/or admit patients requiring hospital-based care to the appropriate CHNLI Hospital, except where the referral or the admission of the patient to another participating hospital is justified by documented market-related factors (including factors related to the market for purchasing HMO services, such as employer requirements), sound medical judgment, or justifiable concerns for patient-subscriber satisfaction. It is further agreed by the parties hereto that referral patterns and practices subject to these provisions shall be the subject of ongoing review by MDLI. MDLI will implement a precertification program to monitor this provision. For purposes of the foregoing, "preferred provider" shall mean that MDLI shall contract with each CHNLI Hospital to provide the specified service in its service area, but that MDLI may also contract with other providers to provide such service.

      8.8 Future Expansion. The parties hereto agree and acknowledge that it is the intent of MDLI to expand its Service Area to include other counties in New York State under the name of MDNY Healthcare, Inc. (the application for a certificate of authority to operate an HMO currently pending before the Department relates to Nassau and Suffolk Counties, only). In furtherance of this intended expansion, the parties recognize that there may be some degree of dilution of their initial equity positions and the corporate governance associated with such equity positions, and agree to negotiate in good faith all future expansion plans and strategies, and to effect those transactions, if necessary, that may result in dilution and/or other changes in the corporate governance of MDLI. It is the further intent of the parties hereto that LIPHC shall be responsible for establishing the physician and ancillary provider networks, and CHNLI or an entity formed by, affiliated with, or designated by CHNLI shall be responsible, if CHNLI or such entity elects, for the establishment of the hospital network, including the sale of ownership interests in such network, if appropriate, in any expanded MDLI Service Area. In the event CHNLI or an entity formed by, affiliated with, or designated by CHNLI can not, or elects not to, establish a hospital network in such expanded Service Area within the time allotted for such establishment by MDLI, MDLI shall assume responsibility for establishing the hospital network. CHNLI shall use its best efforts to assist LIPHC and MDLI if and when a decision is made to expand the Service Area of MDLI beyond Nassau and Suffolk Counties, New York.

      8.9 Other Terms and Conditions.

            (a) LIPHC shall grant to CHNLI the opportunity to participate (on terms and conditions to be agreed upon, however, in no event less favorable than terms and conditions available from an unaffiliated third party) in any new venture proposed to be entered into by LIPHC to the extent LIPHC seeks or plans to seek equity participants who are outside investors, and CHNLI shall grant to LIPHC the opportunity to participate (on terms and conditions to be agreed upon, however, in no event less favorable than terms and conditions available from an unaffiliated third party) in any new, non-Article 28-related venture proposed to be established by CHNLI to the extent CHNLI seeks or plans to seek equity participants who are outside investors.

            (b) LIPHC hereby agrees not to acquire, establish or invest in, in any Service Area in which CHNLI Hospital operates, any facility regulated by
Article 28 of the New York Public Health Law or any HMO regulated by Article 44 of the New York Public Health Law, without the approval of CHNLI; provided, however that this agreement by LIPHC is not meant to preclude any individual investor in LIPHC from acquiring, establishing or investing in any entity regulated under Article 28 or Article 44 of the New York Public Health Law or from contracting to provide health care services to such regulated entities.

            (c) At CHNLI's request, LIPHC shall cause MDLI to establish a private label medicaid/indigent and a Medicare insurance program that identify the Diocese of Rockville Centre as the sponsor. In consideration for the establishment of each such program, MDLI participating physicians shall be offered the right to participate in each program at reimbursement levels comparable with Medicare reimbursement levels, with appropriate incentives and disincentives. The parties hereto further agree that such program shall enter into an agreement with each of LIPHC and CHNLI, pursuant to which LIPHC and CHNLI shall perform various specified duties and provide consulting services to the program in exchange for a fee equal to one percent (1%) of program premium revenue. The fee payable by the program shall be allocated between LIPHC and CHNLI at a ratio of two-thirds to one-third (2/3 1/3).

            (d) CHNLI shall cause each CHNLI Hospital to cooperate fully with LIPHC, MDLI or any practice associations with respect to credentialing any physician on staff at a CHNLI Hospital who has applied to be a participating provider in MDLI, and shall facilitate, to the extent reasonably necessary, such credentialing process by making available any and all records and other information in the possession of such CHNLI Hospital regarding such physicians. This obligation shall be an on-going obligation of CHNLI and CHNLI Hospitals.

            (e) The Diocese of Rockville Centre and its sponsored hospital and health care entities shall offer, on terms and conditions at least as favorable to the employee as other comparable plans being offered by the Diocese of Rockville Centre and its sponsored hospital and health care entities, MDLI health insurance through the Diocesan Health Plan ("DHP"), where DHP is acting in a group purchasing capacity, to all of its employees no later than the end of the first quarter of 1996 if MDLI has been certified to operate an HMO prior to that date, or as soon thereafter as is practicable. In connection with such offering, MDLI shall agree to establish a commercial product, on terms and conditions substantially similar to its other commercial health insurance policies, that identifies the DHP, as well as MDLI, as the product's sponsors.

            (f) Any other hospital or health care entity invited to secure an equity ownership interest in MDLI (through CHNLI affiliation or otherwise) shall offer, on terms and conditions at least as favorable to the employee as other comparable plans being offered by such entity, MDLI coverage to all eligible employees of such member-hospitals no later than the end of the first quarter of 1996, or as soon thereafter as practicable.

            (g) MDLI shall not offer medical services that are morally objectionable to the Diocese of Rockville Centre as part of its basic benefit plan, but only as a rider to ensure that CHNLI Hospitals shall not derive any economic benefit from the sale of such coverage or from the provision of such services. The parties hereto agree that all necessary steps shall be taken to ensure that this provision is fully effectuated.

            (h) MDLI has adopted the operating philosophy set forth on Schedule 8.9(h) hereto as its operating philosophy, and MDLI will conduct its business in accordance therewith.

      8.10  HMO  Network.   MDLI  shall  assure  that  primary  care  physicians
(including obstetricians and gynecologists) shall consist of at least twenty-eight percent (28%) of its total physician network (excluding psychiatrists and podiatrists) as such network shall be submitted to the Department in connection with the Application for Certification.

      8.11 Indemnity by MDLI and LIPHC. MDLI and LIPHC will indemnify, defend and hold harmless CHNLI and its successors and assigns, from and against any and all claims, judgments, damages, losses, costs and expenses (including reasonable attorneys' fees) arising out of relating to any of the following matters: (i) the inaccuracy of any representation or warranty contained in Sections 5 and 6 hereof; and (ii) the breach of any covenant, agreement or obligation of MDLI or LIPHC contained in this Agreement.

      8.12 Indemnity by CHNLI. CHNLI will indemnify, defend and hold harmless MDLI and LIPHC and their successors and assigns, from and against any and all claims, judgments, damages, losses, costs and expenses (including reasonable attorneys' fees) arising out of relating to any of the following matters: (i) the inaccuracy of any representation or warranty contained in Section 7 hereof; and (ii) the breach of any covenant, agreement or obligation of CHNLI contained in this Agreement.

      9. Forfeiture. The parties hereto agree that if CHNLI (a) fails to subscribe for and purchase the appropriate number of Shares as set forth in
Section 2 hereof, (b) fails to remit the appropriate payments in connection with such subscriptions as set forth in Section 3 hereof, or (c) otherwise fails to purchase any of the Shares pursuant to this Agreement, then, upon such failure, this Agreement shall terminate and all of the covenants and agreements made by LIPHC and MDLI in Section 8 hereof shall terminate and be of no further force or effect, and CHNLI's rights as a shareholder of MDLI shall be limited to the powers ordinarily vested in a shareholder of a New York corporation. Without limiting the foregoing, in the event CHNLI fails, at any time, to comply with and perform its obligations under Sections 2 and/or 3 hereof, CHNLI shall: (a) not be entitled to nominate the board members or have such members or other representatives participate in board or advisory committees pursuant to the Shareholders Agreement; (b) not be entitled to enforce or otherwise exercise any of the supermajority voting rights accorded CHNLI in the Amendment to Certificate or Amended By-laws; (c) not be entitled to continue the development and maintenance of the hospital network servicing MDLI members in Nassau and Suffolk Counties, New York, or in any expanded service area, except for the maintenance of any hospital network then-existing within such areas; (d) not be entitled to enforce the provisions of Section 8.5 of this Agreement; (e) not be retained by MDLI for the provision of any management services pursuant to the agreement referenced in Section 8.6(b), and such agreement, at least as such relates to CHNLI, shall be terminated immediately; (f) not be granted any of the rights to exclusivity provided by Section 8.7 hereof; and (g) not be entitled to participate in any future expansions of MDLI as provided by Section 8.8 hereof. CHNLI agrees to take all actions necessary or advisable, in the sole and complete discretion of LIPHC or MDLI, to effectuate the foregoing termination, including the due execution and delivery of any and all documents, instruments or certificates, and voting any shares of Common Stock held by CHNLI at the time in favor of any and all matters relating to the forfeiture of any and all rights vested in CHNLI arising out of the covenants and other agreements made by LIPHC in Section 8 hereof.

      10. Miscellaneous.

      10.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and any previous or contemporaneous agreement, including all prior or contemporaneous correspondence and negotiations, between MDLI, LIPHC and CHNLI regarding the subject matter of this Agreement are superseded by this Agreement. Subject to the exceptions specified in this Agreement, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

      10.2 Survival of Representations and Warranties. All representations and warranties and agreements made by the parties in this Agreement and all statements contained in any certificate or document delivered at or in connection with the Initial Closing shall survive the execution and delivery of this Agreement or such certificate or other document, the sale and purchase of the Shares and any disposition thereof.

      10.3 Expenses. LIPHC and CHNLI will each bear their respective legal and other expenses in connection with the transactions contemplated by this Agreement; provided, that in the event the purchase of the MDLI Common Stock pursuant hereto does not occur for any reason, LIPHC shall be entitled to retain that amount of the One Hundred Fifty Thousand Dollar ($150,000) deposit given by CHNLI to LIPHC in connection with the actions contemplated hereby (the "Deposit") equal to fifty percent (50%) of the legal fees incurred by LIPHC in connection with the transactions contemplated hereby; and provided, further, that in no respect is the foregoing intended to be or intended to be construed as liquidated or other agreed-upon damages for the non-occurrence of the purchase by CHNLI of MDLI Common Stock contemplated hereby, but rather the foregoing is intended only as an agreement between the parties to share legal expenses incurred in connection herewith in the event CHNLI does not purchase the Shares.

      10.4 Department Review. The parties hereto further acknowledge that the transactions contemplated hereunder are subject to review and approval, in some instances by certain regulatory agencies of New York State, including the Department, and agree that, to the extent required by such regulatory agencies, the parties hereto shall use their best efforts to structure and effectuate transactions that reflect the agreement of the parties contained herein to the extent permissible in light of such requirements; provided, however, that in the event the transaction contemplated by the parties hereby cannot be reasonably consummated as a result of such requirements, and LIPHC shall return the Deposit less an amount equal to fifty percent (50%) of the legal fees incurred by LIPHC in connection with the transaction contemplated hereby by and between LIPHC and CHNLI.

      10.5 Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.


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

      10.6 Headings. The headings and captions contained in this Agreement are for convenience only and will not be themselves determine the interpretation of this Agreement.

      10.7 Notices. Any notice required or permitted hereunder will be given in writing and will be conclusively deemed effectively given upon personal delivery, or three (3) days after deposit in the United States Mail, by registered or certified mail, postage prepaid, addressed to the appropriate party at its respective address as shown in the preamble to this Agreement, or to such other address as MDLI, LIPHC or CHNLI may designate by ten(10) days' written prior notice to the other party hereto.

      10.8 Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the parties hereto.

      10.9 Waiver. No waiver of any kind under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver or authorization of any other breach or failure to perform or of any other rights arising under this Agreement.

      10.10 Invalid or Void Provisions. If any provision of this Agreement is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of such provision will not be affected or impaired thereby in any other jurisdiction; if such provision cannot be amended without altering materially the intention of the parties, it will be stricken and the remainder of this Agreement will be in full force and effect.

      10.11 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.


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

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first abovewritten.

CATHOLIC HEALTHCARE NETWORK               LONG ISLAND PHYSICIAN
OF LONG ISLAND, INC.                      HOLDINGS CORPORATION

By:    /S/ Rev. Msgr. Alan J. Placa       By:    /S/ David J. Weissberg, M.D.
       -------------------------------           -------------------------------
Name:  Rev. Msgr. Alan J. Placa           Name:  David J. Weissberg, M.D.
Title: Board Chair                        Title: President

MDLI HEALTHCARE, INC.

By:    /S/ Salvatore Caravella, M.D.
       -------------------------------
Name:  Salvatore Caravella, M.D.
Title: President

Exhibits:
  1(a)          Amended By-laws of MDLI
  1(b)          Certificate of Amendment of Certificate of Incorporation of MDLI
  1(c)          Shareholders Agreement among LIPHC, CHNLI and MDLI
  4.1(a)(i)     MDLI Officer's Certificate
  4.1(a)(ii)    LIPHC Officer's Certificate
  4.1(e)        Opinion of Counsel to LIPHC
  4.2(a)        CHNLI Officer's Certificate
  4.2(c)        Opinion of Counsel to CHNLI

Schedules:
  8.5           Risk Sharing Arrangement
  8.7(a)        Services available at CHNLI Hospitals
  8.7(f)        Out-patient services available at CHNLI Hospitals
  8.9(h)        Operating philosophy